Form 10KSB, Exhibit 13
WOM INC
filed 2007-07-03
CIK 1101595

Item 13. Exhibits
Exhibit No.	Description
2.1	Contribution and Distribution Agreement by and between Besicorp and WOM.[1]
3(i)	Certificate of Incorporation of WOM, Inc.[2]
3(ii)	By-Laws of WOM, Inc.

10.1	Indemnification Agreement dated as of March 22, 1999 by and among Old Besicorp, Besicorp, BGI Parent and BGI Acquisition[3]
10.2	Escrow Agreement dated as of March 22, 1999 by and among Besicorp, Old Besicorp, BGI Parent and BGI Acquisition.[4]
10.3	Amendment No.1 to the Escrow Agreement dated as of February 23, 2000 by and among Besicorp, Old Besicorp, BGI Parent and WOM.[5]

31.1	Rule 13a-14(a)/15(d)-14(a) certification

31.2	Rule 13a-14(a)/15(d)-14(a) certification

32.1	Section 1350 certifications

1 Incorporated by reference to the corresponding exhibit filed with the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form 10-SB filed with the SEC on or about April 7, 2000.

2   Incorporated by reference to the corresponding exhibit filed with the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form 10-SB filed with the SEC on or about April 7, 2000.

3    Incorporated by reference to the corresponding exhibit filed with the Company's Registration Statement on Form 10-SB with the SEC on or about January 6, 2000.

4    Incorporated by reference to the corresponding exhibit filed with the Company's Registration Statement on Form 10-SB with the SEC on or about January 6, 2000.

5   Incorporated by reference to the corresponding exhibit filed with the Company's Amendment No. 1 to the Registration Statement on Form 10-SB filed with the SEC on or about March 14, 2000.